UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2004

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota	55431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Not Applicable

(Former name or former address, if changed since last report.)

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ITEM 5.	OTHER CURRENT EVENTS.

Donald W. Goldfus, a director of Apogee Enterprises, Inc. (the “Registrant”), has entered into a Rule 10b5-1 trading plan to sell up to 130,000 shares of the Registrant’s common stock. The shares may be sold any time the shares achieve a certain prearranged minimum price, and sales may take place over a period of three months, beginning January 19, 2004 and ending April 19, 2004. The counter party under the plan is Piper Jaffray & Co., and the plan is dated January 5, 2004.

Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time. A plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plan from being executed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ MICHAEL B. CLAUER

Michael B. Clauer Executive Vice President and Chief Financial Officer

Dated: January 13, 2004

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